UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 8, 2007

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 8, 2007, the board of directors of Idearc Inc., a Delaware corporation (the “Company”), expanded the number of directors of the Company to eight, and elected Mr. Jonathan F. Miller to the board of directors to fill the newly created vacancy, effective immediately. The board of directors also named Mr. Miller to the Nominating and Corporate Governance Committee of the board of directors.

The board of directors determined that Mr. Miller meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Mr. Miller served as chairman and chief executive officer of America Online, Inc. from August 2002 until November 2006. Before joining America Online, he served as president and chief executive officer of USA Information and Services (now IAC/InterActiveCorp), which at the time of his service included businesses such as Ticketmaster, CitySearch, Expedia and Match.com. Mr. Miller has held positions at Viacom, the National Basketball Association and Public Broadcasting Service station WGBH in Boston, Massachusetts. Mr. Miller is a member of the board of trustees of each of the American Film Institute, Emerson College and WYNC (New York Public Radio).

There is no arrangement or understanding between Mr. Miller and any other person pursuant to which he was elected as a director of the Company. Mr. Miller does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.

The Company will compensate Mr. Miller in a manner consistent with its non-management director compensation program, the terms of which are disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2006. Under the terms of the program, Mr. Miller will receive (i) a one-time equity award in the form of restricted stock having a value of $85,000 and (ii) a pro-rated annual equity award in the form of restricted stock having a value of $52,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Executive Vice President, General Counsel and Secretary

Date: June 11, 2007

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